                                                                 Exhibit 10.5(a)



                               CREDIT AGREEMENT

                                    BETWEEN

                              INDIAN OIL COMPANY
                            an Oklahoma corporation

                                      AND

                           BANK ONE, OKLAHOMA, N.A.



                           DATED: DECEMBER 22, 1997

                               TABLE OF CONTENTS

ARTICLE I...................................................................................  1
     1      DEFINITIONS.....................................................................  1
            1.1   Terms Defined Above.......................................................  1
            1.2   Additional Defined Terms..................................................  1
            1.3   Undefined Financial Accounting Terms...................................... 12
            1.4   References................................................................ 12

ARTICLE II.................................................................................. 12
     2      AMOUNT AND TERMS OF CREDIT FACILITY............................................. 12
            2.1   Revolving Line of Credit.................................................. 12
            2.2   Manner of Borrowing....................................................... 12
            2.3   Use of Proceeds........................................................... 13
            2.4   Note...................................................................... 13
            2.5   Interest.................................................................. 13
            2.6   Interest Option........................................................... 14
            2.7   Repayment of Advances and Interest Thereon................................ 15
            2.8   Advances and Payments on Note............................................. 15
            2.9   Borrowing Base Determinations and Monthly Borrowing Base Reductions....... 15
            2.10  Voluntary Prepayments..................................................... 17
            2.11  Fees...................................................................... 17
            2.12  Advances to Satisfy Obligations of Borrower............................... 17
            2.13  Pledge of and Security Interest in Accounts and Right of Offset or Lien... 17
            2.14  General Provisions Relating to Interest................................... 18
            2.15  Letters in Lieu of Transfer Orders........................................ 19
            2.16  Power of Attorney......................................................... 19

 ARTICLE III................................................................................ 19
     3      COLLATERAL AND OTHER FORMS OF CREDIT ENHANCEMENT................................ 19
            3.1   Mortgaged Properties...................................................... 19
            3.2   New Properties............................................................ 20
            3.3   MidFirst Collateral....................................................... 20
            3.4   Subordination Agreements.................................................. 20
            3.5   Guaranty.................................................................. 20
            3.6   Release of MidFirst Collateral and Cibola Corporation Guaranty............ 20

ARTICLE IV.................................................................................. 21
     4      CONDITIONS...................................................................... 21
            4.1   Receipt of Loan Documents and Other Items................................. 21
            4.2   Each Advance Under the Note............................................... 23

   ARTICLE V................................................................................ 24
     5      REPRESENTATIONS AND WARRANTIES.................................................. 24
            5.1   Due Authorization and Existence........................................... 24

            5.2   Consents, Conflicts and Creation of Liens................................. 25
            5.3   Valid and Binding Obligations............................................. 25
            5.4   Title to Assets and Oil and Gas Properties................................ 25
            5.5   Scope and Accuracy of Financial Statements................................ 25
            5.6   Liabilities, Litigation, and Restrictions................................. 25
            5.7   Authorizations and Consents............................................... 26
            5.8   Compliance with Laws...................................................... 26
            5.9   Proper Filing of Tax Returns and Payment of Taxes Due..................... 26
            5.10  Environmental Laws........................................................ 26
            5.11  Compliance with Federal Reserve Regulations............................... 27
            5.12  Investment Company Act Compliance......................................... 27
            5.13  Public Utility Holding Company Act Compliance............................. 27
            5.14  Refunds................................................................... 27
            5.15  Gas Contracts............................................................. 27
            5.16  No Material Misstatements................................................. 27
            5.17  Casualties or Taking of Property.......................................... 27
            5.18  Locations of Business, Offices, and Property.............................. 28
            5.19  Security Instruments...................................................... 28
            5.20  Subsidiaries.............................................................. 28
            5.21  Guarantors................................................................ 28
            5.22  Assigned Debt............................................................. 28

ARTICLE VI.................................................................................. 28
     6      AFFIRMATIVE COVENANTS........................................................... 28
            6.1   Maintenance and Access to Records......................................... 28
            6.2   Quarterly Financial Statements............................................ 29
            6.3   Annual Financial Statements............................................... 29
            6.4   Reserve Reports........................................................... 29
            6.5   Monthly Production Report................................................. 30
            6.6   Notices of Certain Events................................................. 30
            6.7   Letters in Lieu of Transfer Orders........................................ 31
            6.8   Division Orders........................................................... 31
            6.9   Additional Information.................................................... 31
            6.10  Compliance with Laws...................................................... 32
            6.11  Payment of Assessments and Charges........................................ 32
            6.12  Hazardous Substances Indemnification...................................... 32
            6.13  Further Assurances........................................................ 33
            6.14  Initial Fees and Expenses of Lender and/or Legal Counsel to Lender........ 33
            6.15  Subsequent Fees and Expenses.............................................. 33
            6.16  Maintenance and Inspection of Tangible Properties......................... 33
            6.17  Maintenance of Insurance and Evidence Thereof............................. 34
            6.18  Payment of Note and Performance of Obligations............................ 34
            6.19  Operation of Oil and Gas Properties....................................... 34
            6.20  Depository Accounts....................................................... 34
            6.21  Existing Business......................................................... 34

            6.22  MidFirst Obligation....................................................... 34
            6.23  Cash Settlement........................................................... 34
            6.24  MidFirst Debt............................................................. 34
            6.25  Equity Offering........................................................... 34
            6.26  Satisfaction of MidFirst Debt............................................. 34

 ARTICLE VII................................................................................ 35
     7      FINANCIAL COVENANTS............................................................. 35
            7.1   Current Ratio............................................................. 35
            7.2   Debt Service Coverage Ratio............................................... 35
            7.3   Tangible Net Worth........................................................ 35

ARTICLE VIII................................................................................ 35
     8      NEGATIVE COVENANTS.............................................................. 35
            8.1   Indebtedness.............................................................. 35
            8.2   Contingent Obligations.................................................... 35
            8.3   Liens..................................................................... 36
            8.4   Sales of Assets........................................................... 36
            8.5   Loans or Advances......................................................... 36
            8.6   Merger and Consolidation.................................................. 36
            8.7   Dividends and Distributions............................................... 36
            8.8   Cancellation of Insurance................................................. 36
            8.9   Changes in Structure...................................................... 36
            8.10  Transactions with Affiliates.............................................. 36
            8.11  Organization or Acquisition of Subsidiaries............................... 37
            8.12  Change in Management...................................................... 37
            8.13  Limitation on Hedging Activities.......................................... 37
            8.14  Sale/Leaseback Transactions............................................... 37
            8.15  MidFirst Debt............................................................. 37

ARTICLE IX.................................................................................. 37
     9      EVENTS OF DEFAULT............................................................... 37
            9.1   Enumeration of Events of Default.......................................... 37
            9.2   Remedies.................................................................. 40

ARTICLE X................................................................................... 41
     10     MISCELLANEOUS................................................................... 41
            10.1  Transfers and Participations.............................................. 41
            10.2  Survival of Representations, Warranties and Covenants..................... 41
            10.3  Notices and Other Communications.......................................... 41
            10.4  Parties in Interest....................................................... 42
            10.5  Rights of Third Parties................................................... 42
            10.6  Articles and Sections..................................................... 42
            10.7  Number and Gender......................................................... 42
            10.8  Renewals and Extensions................................................... 42

            10.9  No Waiver: Rights Cumulative.............................................. 42
            10.10 Incorporation of Exhibits................................................. 43
            10.11 Survival Upon Unenforceability............................................ 43
            10.12 Amendments or Modifications............................................... 43
            10.13 Controlling Provision Upon Conflict....................................... 43
            10.14 Time, Place and Method of Payments........................................ 43
            10.15 Time of Essence........................................................... 43
            10.16 Disposition of Collateral................................................. 43
            10.17 GOVERNING LAW............................................................. 44
            10.18 Jurisdiction and Venue.................................................... 44
            10.19 Entire Agreement.......................................................... 44

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, made and entered into this 22nd day of December, 1997 by and between INDIAN OIL COMPANY, an Oklahoma corporation ("Borrower"), and BANK ONE, OKLAHOMA, N.A. (the "Lender"), evidences the arrangements concerning certain advances of funds to the Borrower by the Lender.


                             W I T N E S S E T H:

     WHEREAS, Borrower and Lender desire to enter into a $50,000,000.00 loan transaction in order to (i) refinance Borrower's existing debt at MidFirst Bank;
(ii) finance Borrower's acquisition of certain oil and gas reserves from Sonat;
(iii) finance drilling and development expenditures; and (iv) provide funding for such other corporate purposes permitted by Lender in its sole discretion.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:


                                   ARTICLE I
                                   ---------

1    DEFINITIONS
     -----------

     1.1  Terms Defined Above.  As used in this Agreement, the terms "Borrower"
          -------------------                                         --------
and "Lender" shall have the meaning assigned to such terms hereinabove.
     ------

     1.2  Additional Defined Terms.  As used in this Agreement, each of the
          ------------------------
following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          "Adjusted LIBOR Rate" shall mean a rate per annum calculated by Lender
           -------------------
(rounded to the nearest .000%) determined on a daily basis equal to the LIBOR Rate plus the Applicable Percentage.

          "Advance" shall mean an advance of funds made by the Lender to the
           -------
Borrower under this Agreement.

          "Advance Ratio" shall mean that ratio determined by dividing the Loan
           -------------
Balance plus any Letters of Credit issued by Lender by the then existing Effective Borrowing Base.

          "Affiliate" shall mean any person who has a relationship with the
           ---------
Borrower or any Guarantor whereby either such person or the Borrower or any Guarantor directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns five percent (5%) or more of the equity interest in the other or five percent (5%) or more of any class of voting securities of the other. The term "Affiliates" also includes all officers and
                                   ----------
directors of the Borrower.

          "Agreement" shall mean this Credit Agreement including all exhibits
           ---------
and schedules hereto, as the same may be amended, modified, supplemented or restated from time to time according to the terms hereof.

          "Applicable Percentage" shall mean for any day, the margin of interest
           ---------------------
over the LIBOR Rate that is applicable dependent upon the Interest Option selected by Borrower. The Applicable Percentage is subject to upwards adjustment based upon the Advance Ratio as follows (rounded to the nearest percentage point):

     Advance Ratio                                   Applicable Percentage
     -------------                                   ---------------------

     Greater than or equal to 51%                            2.250%
     Greater than or equal to 31%, but less than 51%         2.125%
     Less than 31%                                           2.000%

The Applicable Percentage shall be adjusted only upon each Request for Advance and upon each Rollover Notice. Neither the Advance Ratio nor Applicable Percentage shall be recalculated during an Interest Period.

          "Available Commitment" shall mean, at any time, an amount equal to the
           --------------------
remainder, if any, of (a) the lesser of the Commitment Amount or the Effective Borrowing Base, minus (b) the Loan Balance at such time.
                -----

          "Base Rate" shall mean, at any time, an interest rate per annum equal
           ---------
to the Bank One Prime Rate, being the rate then most recently announced or published by Bank One, Oklahoma, N.A. as its "Prime" or "Base" rate of interest for the guidance of its lending officers, which rate might or might not be the lowest or best interest rate charged by Lender, and which Base Rate shall change upon any change in such announced or published Bank One Prime Rate, all without notice to the Borrower.

          "Borrowing Base" shall mean the maximum amount of credit the Lender is
           --------------
willing to lend against Borrower's Oil and Gas Properties as established from time to time by the Lender based upon its evaluation of the Borrower's Oil and Gas Properties as provided in Section 2.9 and which amount shall not exceed the
                              -----------
Commitment Amount; provided, however, in no event shall Lender be obligated to increase the Borrowing Base beyond the amount thereof as it exists on the Closing Date unless such an increase has been formally approved by Lender in its sole discretion.

          "Borrowing Base Determination" shall mean a determination of the
           ----------------------------
Borrowing Base made by the Lender pursuant to Section 2.9.
                                              -----------

          "Business Day" shall mean a day other than a Saturday, Sunday or legal
           ------------
holiday for commercial banks under the laws of the State of Oklahoma.

          "Closing Date" shall mean the effective date of this Agreement.
           ------------

          "Collateral" shall mean the Mortgaged Properties, and any other
           ----------
Property of the Borrower, or any other Person, wherever located and whether now owned or existing or hereafter acquired or arising, that are now or at any time used or intended by the Borrower and the Lender to be subject to the Liens created in the Security Instruments or otherwise as security for the payment or performance of all or any portion of the Obligations, including, without limitation, products and proceeds existing in connection with any of the foregoing.

          "Commitment" shall mean the obligation of the Lender, subject to
           ----------
applicable provisions of this Agreement, to make Advances to or for the benefit of the Borrower pursuant to Article II.
                            ----------

          "Commitment Amount" shall mean the initial amount of up to but not to
           -----------------
exceed $50,000,000.00.

          "Commitment Fees" shall mean the fees payable to the Lender by the
           ---------------
Borrower pursuant to Section 2.11.
                     ------------

          "Commitment Period" shall mean the period from and including the
           -----------------
Closing Date to, but not including, the Maturity Date.

          "Compliance Certificate" shall mean each certificate, substantially in
           ----------------------
the form attached hereto as Exhibit C, executed by a Responsible Officer of the
                            ---------
Borrower (or Guarantor as the case may be) and furnished to the Lender from time to time in accordance with this Agreement.

          "Contested in Good Faith" shall mean a matter (a) which is being
           -----------------------
contested in good faith by or on behalf of any Person (b) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, and (c) in which a good faith contest will not materially detract from the value of the Collateral, materially jeopardize the rights of the Lender or the Borrower with respect thereto, materially interfere with the operation by the Borrower of its business, or otherwise have a Material Adverse Effect.

          "Contingent Obligation" shall mean, as to any Person, any obligation
           ---------------------
of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person (for purposes of this definition, a "primary
                                                                     -------
obligation") in any manner, whether directly or indirectly, including, without
----------
limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working capital or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Current Assets" and "Current Liabilities" shall mean, at any time,
           --------------       -------------------
all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on a balance sheet of the Borrower.

          "Default" shall mean any event or occurrence which with the lapse of
           -------
time or the giving of notice or both would become an Event of Default.

          "Default Rate" shall mean a per annum variable interest rate equal to
           ------------
the Base Rate plus "three" percent (3%), calculated on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day), but in no event exceeding the Highest Lawful Rate.

          "Effective Borrowing Base" shall mean, for any point in time, the then
           ------------------------
existing Borrowing Base minus the sum of all Monthly Borrowing Base Reductions which have occurred prior to or as of said date.

          "Environmental Complaint" shall mean any written complaint, order,
           -----------------------
directive, claim, citation, notice of environmental report or investigation or other notice by any Governmental Authority with respect to (a) air emissions,
(b) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) either the use, generation, storage, transportation or disposal of any Hazardous Substance, or (e) other environmental, health or safety matters affecting any Property of the Borrower or having a Material Adverse Effect upon the business conducted thereon.

          "Environmental Laws" shall mean (a) the following federal laws as they
           ------------------
may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the

Safe Drinking Water Act, the Water Pollution Control Act, the Environmental Pesticides Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act, (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time, (c) any so-called federal, state or local "Superfund" or "Superlien" statutes, (d) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws, and
(e) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

          "Event of Default" shall mean any of the events specified in Article
           ----------------                                            -------
IX.
--
          "Financial Statements" shall mean statements of the financial
           --------------------
condition of the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet, statement of income, and statement of contingent obligations, all of which shall be prepared in accordance with GAAP, consistently applied and when applicable in comparative form with respect to the corresponding period of the preceding fiscal period or as otherwise required by Lender.

          "GAAP" shall mean generally accepted accounting principles established
           ----
by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time during the term of this Agreement.

          "Governmental Authority" shall mean any nation, country, commonwealth,
           ----------------------
territory, government, state, county, parish, municipality or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" shall refer to Cibola Corporation, a Wyoming corporation.
           ---------

          "Guaranty Agreement" shall refer to the limited guaranty agreement to
           ------------------
be executed by Guarantor in substantially the form of Exhibit B, attached hereto.

          "Hazardous  Substances" shall mean flammables, explosives, radioactive
           ---------------------
materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB'S), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials", "hazardous wastes" or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority, including, without limitation, those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Environmental Law.

          "Highest Lawful Rate" shall mean the maximum non-usurious interest
           -------------------
rate permissible under applicable laws of the State of Oklahoma or those of the United States of America applicable to the Lender, whichever authorizes the greater rate.

          "Indebtedness" shall mean, with respect to any Person, without
           ------------
duplication, (a) all liabilities which would appear on a balance sheet of such Person, prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes or such similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and
(d) all obligations of others, to the extent any such obligation is secured by a Lien, except a Permitted Lien, on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

          "Insolvency Proceeding" shall mean application (whether voluntary or
           ---------------------
instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Bankruptcy Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar Law of the United States, the State of Oklahoma or any other jurisdiction.

          "Interest Option" shall have the meaning assigned to such term in
           ---------------
Section 2.6.
-----------

          "Interest Period" shall mean with respect to any LIBOR Tranche
           ---------------
requested by Borrower:

          (A) initially, the period commencing on the Closing Date with respect to such LIBOR Tranche and ending one (1) month or three months (3) thereafter; and

          (B) thereafter, each period commencing on the last day of the most recently preceding Interest Period applicable to such LIBOR Tranche and ending one (1) or three (3) months thereafter; and

          (C) if any Interest Period pertaining to a LIBOR Tranche would otherwise end on a day which is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day; and

          (D) if, with respect to any Advance or LIBOR Tranche, Borrower shall fail to give due notice as provided in Sections 2.2 or 2.6(b), as the case
                                            ----------------------
     may be, Borrower shall be deemed to have selected the Base Rate to be applicable to any portion of the Advance not constituting a part of a LIBOR Tranche; and

          (E) no Interest Period shall end after the Maturity Date.

          "Law(s)" shall mean all applicable statutes, laws, ordinances, rules,
           ------
rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any Governmental Authority or Tribunal.

          "LIBOR Business Day" shall mean a Business Day on which dealings in
           ------------------
dollars are conducted in the London Interbank Market.

          "LIBOR Rate" shall mean, with respect to each LIBOR Tranche and with
           ----------
respect to the related Interest Period, the rate of interest per annum determined by Lender in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Lender at approximately 9:00 a.m. Oklahoma City, Oklahoma time two Business Days prior to the first day of such Interest Period (by prime banks in the London Interbank Market which have been selected by Lender in accordance with its customary general practices and which are published in the "Money Rates" section of The Wall Street Journal (Southwest Edition) on the date of the Request for Advance).

          "LIBOR Tranche" shall mean, with respect to any Interest Period, any
           -------------
portion of the Loan which bears interest at the Adjusted LIBOR Rate for such Interest Period.

          "Lien" shall mean any lien, mortgage, security interest, tax lien,
           ----
pledge, conditional sale or title retention arrangement, or any other interest in or encumbrance upon, property, which is designed to secure the repayment of Indebtedness, whether arising by agreement, under any Law or otherwise.

          "Litigation" shall mean any proceeding, claim, lawsuit, and/or
           ----------
investigation conducted by or before any Tribunal.

          "Loan Balance" shall mean, at any time, the outstanding principal
           ------------
balance of the Note.

          "Loan Documents" shall mean this Agreement, the Note, the Guaranty
           --------------
Agreement, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement and all renewals and extensions of, or amendments or supplements to, or restatements of any or all of the foregoing from time to time in effect.

          "Material Adverse Effect" shall mean any set of circumstances or
           -----------------------
events which (a) would have any material adverse effect upon the validity or enforceability of any of the Loan Documents, (b) is or could reasonably be expected to become material and adverse to the business, condition (financial or otherwise), operations or prospects of the Borrower, (c) could reasonably be expected to materially impair the Borrower's ability to fulfill its obligations under the terms of the Loan Documents, or (d) causes a Default or an Event of Default.

          "Maturity Date" shall be January 15, 2000.
           -------------

          "MidFirst" shall refer to MidFirst Bank, a federally chartered savings
           --------
association.

          "MidFirst Collateral" shall have that meaning set forth at Section
           -------------------
3.3.

          "MidFirst Debt" shall mean Borrower's Indebtedness to MidFirst arising
           -------------
from the loan documents executed on even date herewith in an amount not to exceed $12,000,000.00.

          "Monthly Borrowing Base Reduction" shall mean those certain monthly
           --------------------------------
reductions, if necessary, to the Borrowing Base established or adjusted, as the case may be, pursuant to Section 2.9(b), by Lender in its total discretion based upon Lender's projection, at any point in time, of the Borrowing Base six months in the future. No such reductions shall occur until, at the earliest, June 1, 1998.

          "Mortgaged Properties" shall mean those Oil and Gas Properties of the
           --------------------
Borrower and its subsidiaries, subject to perfected first-priority Liens pursuant to the Security Instruments in favor of the Lender, subject only to Permitted Liens, mortgaged, pledged and assigned as security for the Obligations and as further described on Exhibit F appended hereto.

          "New Properties" shall mean Oil and Gas Properties acquired or
           --------------
developed by Borrower.

          "Note" shall mean the promissory note made by the Borrower in the
           ----
original face amount of $50,000,000.00 in the form attached hereto as Exhibit A
                                                                      ---------
with any blanks
completed in conformity herewith, together with any and all renewals, extensions for any period, increases and rearrangements thereof.

          "Obligations" shall mean, without duplication, (a) all Indebtedness
           -----------
evidenced by the Note, (b) the obligation of the Borrower for the payment of the Commitment Fees, and (c) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and with respect to all of the foregoing to the extent that any of the same includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and remains unpaid at each relevant time of determination.

          "Oil and Gas Properties" shall mean fee, leasehold or other interests
           ----------------------
in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed or incidental thereto.

          "Permitted Liens" shall mean (a) Liens for Taxes incurred in the
           ---------------
course of business (which are not yet due or are being Contested in Good Faith);
(b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension or public liability obligations which are not yet due or are being Contested in Good Faith; (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of Law in the ordinary course of business in respect of obligations which either do not in the aggregate materially detract from the value of Borrower's interest in the Property or materially impair the use thereof in the operation of Borrower's business; or (ii) are not yet due or are being Contested in Good Faith; (d) Liens of operators and non-operators under joint operating agreements arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due and will be paid in accordance with the Borrower's customary business practices, as same exist on the date hereof or are being Contested in Good Faith; (e) Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons; (f) easements, rights of way, restrictions and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or materially detract from the value or use of the Property to which they apply; (g) Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the Borrower acquired the relevant Property; (h) other Liens existing as of the Closing Date and disclosed on Exhibit D attached hereto under the heading "Permitted Liens";
                 ---------                                    ---------------
(i) Liens created in favor of the Lender and other Liens expressly permitted under the Security

Instruments; (j) liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, or deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of Property, provided that such encumbrances do not materially impair the use of such Property for the purposes intended, and none of which are violated by existing or proposed structure or land use, and such other material encumbrances as have been disclosed to and approved by Lender in writing; and (k) good faith deposits in connection with bids, tenders, contracts or leases, performance or other similar bonds.

          "Person" shall mean any individual, corporation, partnership, joint
           ------
venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Principal Office" shall mean the principal office of the Lender in
           ----------------
Oklahoma City, Oklahoma County, Oklahoma presently located at 100 N. Broadway, Oklahoma City, Oklahoma 73102.

          "Property" shall mean any interest in any kind of property or asset,
           --------
whether real, personal or mixed, tangible or intangible.

          "Release of Hazardous Substances" shall mean any emission, spill,
           -------------------------------
release, disposal or discharge, except in accordance with a valid permit, license, certificate or approval of the relevant Governmental Authority, and notice of which is required to be given thereof by the person responsible for such emission, spill, release, disposal or discharge to a Governmental Authority of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of the Borrower.

          "Request for Advance" shall mean each request by a Responsible Officer
           -------------------
of the Borrower to the Lender for an Advance pursuant to Article II each of
                                                         ----------
which shall:

          (A) specify the amount and the date of the Advance (which shall be a Business Day); and

          (B) be delivered to the Lender no later than 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day preceding the Business Day that the requested Advance is to be made.

          "Requirement of Law" shall mean, as to any Person, the certificate or
           ------------------
articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable Law, treaty, ordinance, order, judgment, rule, decree or regulation or determination of any Tribunal or other Governmental Authority, including, without limitation, rules, regulations and orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Report" shall mean each report delivered to the Lender by the
           --------------
Borrower pursuant to Section 6.4.
                     -----------

          "Responsible Officer" shall mean, as to Borrower, its President, or
           -------------------
such other person as shall be designated in writing to the Lender by Borrower.

          "Rollover Notice" shall have that meaning set forth at Section 2.6(c).
           ---------------                                       --------------

          "Security Instruments" shall mean the security instruments executed
           --------------------
and delivered in satisfaction of the condition set forth in Section 3.1, and all
                                                            -----------
other documents and instruments at any time executed as security for all or any portion of the Obligations, as the same may be amended from time to time.

          "Subsidiary" shall mean, as to any Person, a corporation of which
           ----------
shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Superfund Site" shall mean those sites listed on the Environmental
           --------------
Protection Agency National Priority List (NPL) and eligible for remedial action, or any comparable state registry or list in any state of the United States.

          "Tangible Net Worth" shall mean, on any date as of which the amount
           ------------------
thereof is to be determined, the sum of the following for Borrower calculated in accordance with GAAP: (i) the amount of stated capital (less cost of treasury shares) plus (ii) the amount of surplus and retained earnings (or in the case of
        ----
surplus or retained earnings deficit, minus the amount of such deficit).
                                      -----

          "Taxes" shall mean all taxes, assessments, filing or other fees,
           -----
levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

          "Transferee" shall mean any Person to which the Lender has sold,
           ----------
assigned, transferred or granted a participation in any of the Obligations, as authorized pursuant to Section 10.1, and any Person acquiring, by purchase,
                       ------------
assignment, transfer or participation, from any such purchaser, assignee, transferee or participant, any part of such Obligations.

          "Tribunal" shall mean any court, governmental department or authority,
           --------
commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish, or municipality, whether now or hereafter existing, having jurisdiction over the Lender, the Borrower or their respective Property.

     1.3  Undefined Financial Accounting Terms.  Undefined financial accounting
          ------------------------------------
terms used in this Agreement shall be defined according to GAAP at the time in effect.

     1.4  References.  References in this Agreement to Exhibit, Article or
          ----------
Section numbers shall be to Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article or Section in which such reference appears.

                                  ARTICLE II
                                  ----------

2    AMOUNT AND TERMS OF CREDIT FACILITY
     -----------------------------------

     2.1  Revolving Line of Credit.  Subject to the terms and conditions
          ------------------------
(including, without limitation, the right of the Lender to decline to make any Advance so long as any Default or Event of Default exists and relying on the representations and warranties contained in this Agreement) the Lender agrees, during the Commitment Period, to make Advances, in immediately available funds at the Principal Office to or for the benefit of the Borrower from time to time in accordance with the terms and following receipt by the Lender of a Request for Advance; provided, however, the sum of all unpaid Advances shall not
             --------  -------
exceed, at any one time outstanding, the lesser of (a) the Effective Borrowing Base or (b) the Commitment Amount. Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay and reborrow in respect of such Advances. No individual Advance shall exceed the then existing Available Commitment. The Advances shall be made and the Note, as written evidence thereof, shall be maintained at the Principal Office.

     2.2  Manner of Borrowing.
          -------------------

          (a) Request for Advance.  Borrower shall give Lender prior written
              -------------------
notice (a "Request for Advance") of each requested Advance and/or interest rate
           -------------------
change requested hereunder in substantially the form of Exhibit E specifying (i)
                                                        ---------
the aggregate amount, if any, of such Advance, (ii) the requested date of such Advance, and (iii) if Borrower desires to exercise its Interest Option, the Interest Option selected in accordance with Section 2.6 hereof. In the case of
                                            -----------
a LIBOR Tranche, Borrower shall give Lender the Request for Advance at least two
(2) LIBOR Business Days prior to the requested date of the Advance with the requested LIBOR Rate being that rate which exists as of the date of the Advance.

          (b)  Notice Irrevocable.  Each Request for Advance shall be
               ------------------
irrevocable and binding on Borrower, and Borrower shall indemnify Lender against any cost, loss or expense incurred by Lender as a result of Borrower's failure to fulfill, on or before the date specified for an Advance, the conditions to such Advance set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund the Advance to be made by Lender as part of such Advance.

          (c)  Funding.  After receiving a Request for Advance in the manner
               -------
provided herein, Lender shall, before 11:00 a.m. (Oklahoma time) on the date an Advance and/or interest rate change is requested as specified in a Request for Advance, upon fulfillment of all applicable conditions set forth herein, pay or deliver all funds so requested to the order of Borrower and/or effectuate such interest rate change at the Principal Office of Lender.

      2.3 Use of Proceeds.  Proceeds of the Advances shall be used by the
          ---------------
Borrower to (i) refinance Borrower's debt at MidFirst Bank; (ii) finance Borrower's acquisition of Oil and Gas Properties from Sonat; and (iii) finance drilling and development expenditures; and (iv) other corporate purposes as may be allowed by Lender in its sole discretion.

      2.4 Note.  The Advances shall be evidenced by the Note, which Note shall
          ----
(i) be dated the date hereof, (ii) be payable to the order of Lender, and (iii) bear interest in accordance with Section 2.5 hereof. Notwithstanding the
                                 -----------
principal amount of the Note as stated on the face thereof, the amount of principal actually owing on the Note at any given time shall be the aggregate of all Advances theretofore made to Borrower hereunder, less all payments of principal theretofore actually received hereunder by Lender. Lender is authorized, but is not required, to endorse on a schedule attached to the Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrower thereunder.

      2.5 Interest.  The Base Rate and the interest rate for the LIBOR Tranches
          --------
pursuant to the Note shall be computed on the basis of a year of 360 days, but counting the actual days elapsed (including the first day but excluding the last day) during the period for which payable. The interest rate shall be determined as set forth below and Borrower's election of a particular rate shall be set forth in a Request for Advance.

          (a)  Base Rate.  If the Base Rate is selected by Borrower or if the
               ---------
Borrower has failed to give notice to Lender as provided in Sections 2.2 or
                                                            ---------------
2.6(b) with respect to a LIBOR Tranche, the unpaid principal balance of the Note
------
shall bear interest from the date of Advance to maturity (unless a LIBOR Tranche is selected by Borrower) at a rate per annum which shall from day to day be equal to the lesser of (i) the Base Rate in effect from day to day, or (ii) the Highest Lawful Rate.

          (b)  LIBOR Tranche.  The unpaid principal of each LIBOR Tranche
               -------------
pursuant to the Note shall bear interest for the Interest Period applicable thereto at a rate per annum which shall be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period applicable thereto, or (ii) the Highest Lawful Rate.

          (c)  Past Due Principal.  Past due principal on the Note shall bear
               ------------------
interest, and to the extent permitted by applicable law, past due interest shall bear interest at a rate per annum equal to the Default Rate.

      2.6 Interest Option.  Subject to the provisions of this Section 2.6,
          ---------------                                     -----------
Borrower shall have the option of having all or any portion of the Note bear interest at the Adjusted LIBOR Rate, or a rate based upon the Base Rate (an "Interest Option"); provided, however, that each LIBOR Tranche shall be in the
----------------    -----------------
minimum amount of $1,000,000.00 and in multiples of $500,000.00 and provided further that there shall be no more than three (3) LIBOR Tranches existing at any one point in time.

          (a) At Time of Borrowing.  Borrower shall, in accordance with Section
              --------------------                                      -------
2.2 hereof, give Lender notice of the Interest Option selected with respect to
---
each Advance made hereunder.

          (b) Upon Request.  Pursuant to Section 2.2, Borrower shall give Lender
              ------------               -----------
notice of any requested change in the interest rate applied to any portion of the outstanding balance of the Note not currently accruing interest at the Adjusted LIBOR Rate.

          (c) At Expiration of Interest Periods.  Prior to the termination of
              ---------------------------------
each Interest Period with respect to each LIBOR Tranche, Borrower shall give written notice (a "Rollover Notice") to Lender of the Interest Option which
                   ---------------
shall be applicable to such portion of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to Lender at least two (2) LIBOR Business Days prior to the termination of such Interest Period if a LIBOR Tranche is requested. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Lender. If the required Rollover Notice shall not have been timely received by Lender (in accordance with the above provisions of this Section 2.6) prior to the expiration of the then relevant Interest Period
     -----------
in effect when such notice was required to be given, Borrower shall be deemed to have selected the Base Rate to be applicable to such portion of the outstanding balance of the Note upon expiration of such Interest Period and to have given Lender notice of such selection.

          (d) Options Upon Default.  Notwithstanding anything in this Section
              --------------------                                    -------
2.6 to the contrary, the Base Rate may not be converted to a LIBOR Tranche and
---
no LIBOR Tranche may be continued as such when any Default or Event of Default has occurred and is continuing, but each such tranche shall be automatically converted to the Base Rate on the last day of each applicable Interest Period to which the Default Rate shall apply.

      2.7 Repayment of Advances and Interest Thereon.  Beginning January 31,
          ------------------------------------------
1998 and continuing on the last day of each month thereafter through and including the Maturity Date, Borrower shall, at a minimum, pay accrued interest on any Advances subject to the Base Rate. Any accrued but unpaid interest attendant to any LIBOR Tranche shall be due and payable on the last day of the applicable Interest Period. Beginning June 30, 1998 and on the last day of each month thereafter through the life of the Loan, Borrower shall also pay a principal amount equal to the difference between the Loan Balance and the then existing Effective Borrowing Base. All remaining principal plus all accrued but unpaid interest shall be due and payable in full on the Maturity Date, if there has not been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with Section 9.2 of this Agreement or
                                               -----------
before the Maturity Date if there has been an Event of Default which has resulted in all Obligations becoming immediately due and payable in accordance with Section 9.2 of this Agreement or if there has been a mandatory prepayment
     -----------
of principal pursuant to Section 2.9(c).
                         --------------

      2.8 Advances and Payments on Note.  The Lender is irrevocably authorized
          -----------------------------
by the Borrower to account for Advances, payments, prepayments, etc. by any appropriate method with its customary documentation or other evidence thereof delivered to the Borrower within a reasonable time after each such Advance, payment, prepayment, etc. The outstanding principal balance reflected by the accounting method utilized by Lender shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such Advances until repayment. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

      2.9 Borrowing Base Determinations and Monthly Borrowing Base Reductions.
          -------------------------------------------------------------------

          (a) Until and including June 1, 1998, the Borrowing Base shall be Twenty-Four Million and No/100 Dollars ($24,000,000.00). The Borrowing Base shall be recalculated by Lender on a semi-annual basis, or sooner if desired by Lender, and in accordance with the procedures set forth in paragraph (b) below.
                                                           -------------

          (b) On June 1, 1998, and on or before each December 1st and June 1st thereafter, Lender will recalculate the Borrowing Base and Monthly Borrowing Base Reduction, with the redetermined Borrowing Base and Monthly Borrowing Base Reduction for the ensuing six month period to become effective as of that December 1st or June 1st, as the case may be. Unless the Borrowing Base and/or the Monthly Borrowing Base Reduction has not changed, in which case there shall be no obligation to notify, Lender will notify Borrower in writing on or before each such effective date of the amount of the redetermined Borrowing Base and/or
new Monthly Borrowing Base Reduction amount.   Each determination of the
Borrowing Base and Monthly Borrowing Base Reduction: (a) shall be made by Lender in its sole discretion, to be exercised in good faith, consistent with its general lending policies then in effect; (b) shall utilize pricing assumptions and discount rates consistent with those then being used generally by Lender in evaluating oil and gas reserves; (c) shall be based upon expected future production revenues from existing Oil and Gas Properties with existing equipment and operating methods and such other credit factors consistently applied (including, without limitation, the assets, liabilities, case law, business properties, prospects, management and ownership of Borrower) as Lender customarily considers in evaluating similar oil and gas credits; (d) shall take into account the information contained in the engineering reports referenced in
Section 6.4 submitted since the most recent prior determination of the Borrowing
-----------
Base; and (e) shall be based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its Affiliates) as Lender customarily considers in evaluating similar credits. Borrower recognizes that decreases in the Borrowing Base may be caused by such factors as declines in production volumes, other adverse changes in operating conditions, price decreases, other adverse market conditions, and increases in interest rates. It is expressly understood that Lender has no obligation to designate the Borrowing Base or Monthly Borrowing Base Reduction at any particular amount except in the exercise of its good faith discretion whether in relation to the commitment or otherwise, and that the Lender's commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect. Lender shall, within 30 days of its receipt of the information required by Section 6.4 herein, redetermine the Monthly Borrowing Base Reduction for the
   -----------
next succeeding six-month period.

          (c) Mandatory Prepayments.  If the Loan Balance as of the date of
              ---------------------
Lender's redetermination of the Borrowing Base exceeds the redetermined Borrowing Base (such excess amount being referred to in this Section 2.9(c) as
                                                             -------------
the "Overage Amount"), within ten (10) Business Days after Borrowers' receipt of
     --------------
the notice of the redetermined Borrowing Base and the Overage Amount, Borrower shall, at Lender's option, take the following actions:

               (i) prepay a principal amount of the Note, without penalty or premium, equal to the Overage Amount; and/or

               (ii) mortgage other Oil and Gas Properties or other Collateral of sufficient value to Lender, in Lender's discretion, to raise the Borrowing Base above the outstanding principal balance of the Note.

          (d) Reduction of Commitment.  Upon Lender's redetermination of the
              -----------------------
Borrowing Base, if no Overage Amount exists but the Commitment for future Advances exceeds the redetermined Borrowing Base, the amount of the Commitment shall be reduced by an amount equal to the difference between the Effective Borrowing Base and the then outstanding Loan Balance under the Note.

      2.10  Voluntary Prepayments.  The Borrower shall not prepay any LIBOR
            ---------------------
Tranche except upon the termination of any Interest Period (and except pursuant to Lender's requirement of a mandatory prepayment pursuant to Section 2.9(c)).
                                                              --------------
The Borrower shall have the right at any time or from time to time to prepay without premium or penalty, all or any part of the outstanding principal balance of the Note bearing interest at the Base Rate; provided, however, that no such
                                               -----------------
prepayment shall, until all Obligations are fully paid and satisfied, excuse the payment as it becomes due of any payment provided for herein.

      2.11  Fees.
            ----

            (a) Non-Use. In addition to interest on the Note as provided herein,
                -------
to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender, in immediately available funds, beginning March 31, 1998 and on the last Business Day of each June, September, December and March thereafter during the Commitment Period, an annual fee in the amount of one quarter of one percent (1/4%) per annum, calculated on the basis of a year of 360 days, but counting the actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding calendar quarter for which payment is made.

            (b) Origination Fee. In addition to interest on the Note as provided
                ---------------
herein, in order to compensate Lender for Lender originating the loan made by Lender to Borrower, on or before the Closing Date, Borrower shall pay Lender an origination fee of $50,000.00.

      2.12  Advances to Satisfy Obligations of Borrower.  The Lender may, but
            -------------------------------------------
shall not be obligated to, make Advances for the benefit of the Borrower and apply same to the satisfaction of any condition, warranty, representation or covenant of the Borrower contained in this Agreement or any other Loan Document. However, if no Event of Default exists or is continuing, Lender shall obtain Borrower's approval prior to any such Advance. Any funds so advanced and applied shall be part of the proceeds advanced under and evidenced by the Note and shall bear interest at the Base Rate.

      2.13  Pledge of and Security Interest in Accounts and Right of Offset or
            ------------------------------------------------------------------
Lien.  As security for the payment and/or performance of the Obligations, the
----
Borrower hereby transfers, assigns and pledges to the Lender and/or grants to the Lender a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned and/or released by the Lender, as the case may be, at the expense of the Borrower upon payment in full and/or complete performance by the Borrower of all Obligations. The aforementioned lien shall not apply to funds contained in any account of Borrower held for the benefit of or in trust for any third party and partnership accounts for entities other than Borrower and all trust accounts for entities other than Borrower. All remedies as secured party or assignee of such funds shall be exercisable, subject to applicable notice and cure periods provided in this Agreement, by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Lender the right, exercisable, subject to applicable notice and cure periods provided in this Agreement, at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

      2.14  General Provisions Relating to Interest.  It is the intention of the
            ---------------------------------------
parties hereto to comply strictly with any applicable usury laws as in effect from time to time and, in this regard, there shall never be taken, received, contracted for, collected, charged or received on any sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate.

     If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable laws of the State of Oklahoma or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly credit the amount of such excess to the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the amount of such excess to the Borrower (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful
Rate) upon discovery of such error by the Lender or notice thereof from the Borrower.

     If the maturity of the Note is accelerated by reason of an election of the Lender resulting from any Event of Default or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under applicable laws may never include amounts which are more than the Highest Lawful Rate, and the amount of such excess, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower.

     All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any Advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

      2.15  Letters in Lieu of Transfer Orders.  The Lender agrees that none of
            ----------------------------------
the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 4.1(f)(iii) will be sent to the addressees thereof prior to
            -------------------
the occurrence of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters, provided however, that upon the occurrence of an Event of Default other than those specified in Sections 9.1(a), (g) or (h),
                                                  ---------------------------
the Lender shall not send any or all of such letters or division orders until the applicable period to cure such Default has lapsed without such Default being cured.

      2.15  Power of Attorney. Borrower hereby designates the Lender as its
            -----------------
agent and attorney-in-fact, to act in its name, place and stead (individually and collectively) for the purpose of completing and delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Lender pursuant to Section 2.15 or Section 6.7, including, without limitation,
            ------------    -----------
completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable until the obligations, if any, of the Lender hereunder have terminated and until the full satisfaction of all Obligations. The powers conferred on the Lender by this appointment may only be exercised by the Lender by execution by any Person who, at the time of exercise, is an officer of the Lender, and are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives or has expressly directed that others receive as a result of the exercise of such powers and shall not be responsible to the Borrower, or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

                                  ARTICLE III
                                  -----------

3    COLLATERAL AND OTHER FORMS OF CREDIT ENHANCEMENT
     ------------------------------------------------

     3.1 Mortgaged Properties.  Borrower shall grant and maintain in favor of
         --------------------
Lender at all times until the Obligations are paid and satisfied in full, valid first mortgage liens and first, prior and perfected security interests in and to all of Borrower's right, title and interest in the Mortgaged Properties. In order to provide Lender with such valid first mortgage liens and first, prior and perfected security interests, Borrower shall execute and deliver to Lender on the Closing Date the Security Instruments. The pledge of additional Oil and Gas Properties may be required in the event there is a Default or an Event of Default hereunder, or at Lender's option, as provided pursuant to Section 2.9(c).

      3.2 New Properties.  At the time any Advance is used to finance the
          --------------
acquisition or development of any New Properties by Borrower, Borrower shall, at Lender's discretion, grant and thereafter shall maintain in favor of Lender at all times until the Obligations are paid and satisfied in full, valid first mortgage liens and first, prior and perfected security interests in and to all of Borrower's right, title and interest in such New Properties. Borrower shall execute and deliver, or cause to be executed and delivered, such oil and gas mortgages, deeds of trusts, instruments, agreements, assignments, financing statements and other documents as may be reasonably necessary in the opinion of Lender and Lender's counsel to grant Lender valid first mortgage liens and first, prior and perfected security interests in and to such New Properties.

      3.3 MidFirst Collateral.  Michael C. Black, individually (to the extent of
          -------------------
his interest) and Michael C. Black Revocable Trust (to the extent of its interest); Richard R. Dunning (to the extent of his interest) and Dunning Family Limited Partnership (to the extent of its interest); and Larry D. Hartzog (to the extent of his interest) by collateral documents of even date herewith have
(a) pledged all of their right, title, and interest in and to the equity securities (common and preferred, and all rights associated therewith) of Cibola Corporation to MidFirst Bank and (b) agreed to use their best efforts to grant to MidFirst Bank (to the extent of their interests) a second lien position in a total of 374,822 escrowed shares of the common stock of TransCanada Pipelines Limited (collectively, the "MidFirst Collateral"). Said Persons agree also to grant Lender a security interest in the MidFirst Collateral, subject only to the lien and interest of MidFirst Bank (as to their Cibola Corporation ownership rights) and only to the lien and interest of MidFirst Bank and TransCanada Pipelines Limited (as to their ownership of the escrowed TransCanada Pipelines Limited common shares.

      3.4 Subordination Agreements.  As further security for the Obligations,
          ------------------------
Richard R. Dunning, Larry D. Hartzog, Michael C. Black and Cibola Corporation shall formally subordinate Borrower's Indebtedness (all debt service requirements, including principal and interest) to them to the Obligations in a form acceptable to Lender.

      3.5 Guaranty.  In order to further secure the Obligations, Cibola
          --------
Corporation shall provide its guaranty of Borrower's Obligations, limited to $5,000,000.00.

      3.6 Release of MidFirst Collateral and Cibola Corporation Guaranty.  Upon
          --------------------------------------------------------------
(a) the release by MidFirst of the MidFirst Collateral and (b) the reduction of the Loan Balance by Five Million Dollars ($5,000,000.00) from an infusion of equity capital, Lender shall (x) release its interest in the MidFirst Collateral, (y) release and return the Cibola Corporation limited guaranty described in Section 3.5 above, and (z) so long as there is no Event of Default, permit the payment of current (not accrued interest in excess of 30 days) interest on the Indebtedness described in Section 3.4 above..

                                   ARTICLE IV
                                   ----------

4    CONDITIONS
     ----------

     The obligations of the Lender to enter into this Agreement and to make Advances are subject to the satisfaction of the following conditions precedent unless waived in writing by Lender:

     4.1  Receipt of Loan Documents and Other Items.  The Lender shall have no
          -----------------------------------------
obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of Borrower to the Oil and Gas Properties, shall be satisfactory in the good faith judgment of the Lender, and the Lender and its counsel shall have received, reviewed and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged, all in form and substance satisfactory in the good faith judgment of the Lender and its counsel and dated, where applicable, of even date herewith or a date prior thereto (unless specifically noted below to the contrary) and acceptable in the good faith judgment of the Lender:

          (a) multiple counterparts of this Agreement, as reasonably requested by the Lender;

          (b) assignment of the loan documents and promissory note from Borrower to Liberty Bank and Trust Company of Oklahoma City, N.A., which such loan documents are currently held by MidFirst, to Lender;

          (c)  the Note;

          (d) the Guaranty Agreement of Cibola Corporation (limited to $5,000,000.00);

          (e) copies of the Borrower's and Guarantor's Articles of Incorporation and all amendments thereto accompanied by a certificate issued by Borrower's and Guarantor's secretary or assistant secretary, to the effect that each such copy is correct and complete;

          (f) copies of the resolutions of Borrower's and Guarantor's board of directors approving the Loan Documents and authorizing the transactions contemplated herein and therein, adopted by Borrower's and Guarantor's board of directors at a meeting or by unanimous consent and that such resolutions constitute all the consents adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (g) the following Security Instruments transferring, creating, evidencing, perfecting and otherwise establishing, as applicable, Liens in favor of the Lender, in and to the Oil and Gas Properties listed and described in Exhibit F and the Collateral;
---------

               (i) Mortgage, Security Agreement, Financing Statement and Assignment of Production from the Borrower covering certain Oil and Gas Properties located in any and all states in which the Oil and Gas Properties lie, and all improvements, personal property and fixtures related thereto;

               (ii) Financing Statements from the Borrower, as debtor, constituent to the document described in clause (i) immediately above;

               (iii) Undated letters in lieu of transfer orders, in form and substance satisfactory to the Lender, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Oil and Gas Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Oil and Gas Properties directly to the Lender; and;

               (iv) agreements of Michael C. Black, Richard R. Dunning, and Larry Hartzog and their respective estate planning vehicles pledging their interest in Cibola Corporation and TransCanada Pipelines Limited to secure Borrower's Obligations, subject only to the liens and/or interest of MidFirst.

          (h) agreements of Richard R. Dunning, Larry D. Hartzog, Michael C. Black, and Cibola Corporation subordinating Borrower's indebtedness to them to the Obligations, in a form acceptable to Lender;

          (i)  Financial Statements of the Borrower dated as of September 30,
1997;

          (j) results of searches of the UCC records of the State of Oklahoma and any and all other jurisdictions in which the Oil and Gas Properties are located from a source acceptable to the Lender and reflecting no Liens, other than Permitted Liens, against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement;

          (k) the $12,000,000.00 loan from MidFirst to Borrower shall have closed and all conditions to funding thereunder shall have been satisfied.

          (l) confirmation, acceptable to the Lender, including, without limitation, opinions of counsel satisfactory to the Lender, of the Borrower having marketable title to a material portion of the Oil and Gas Properties, free and clear of Liens other than Permitted Liens;

          (m) an Intercreditor Agreement with MidFirst, in form and substance satisfactory to Lender.

          (n) opinion of Roger Graham, Attorney at Law, substantially in the form of G;
        -

          (o) certificates evidencing the insurance maintained by the Borrower in compliance with applicable provisions of this Agreement; and

          (p) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents and evidence as the Lender may reasonably request.

      4.2 Each Advance Under the Note.  In addition to the conditions precedent
          ---------------------------
stated in Section 4.1 having been fulfilled as of the Closing Date, the Lender
          -----------
shall not be obligated to make any Advance unless:

          (a) the Borrower shall have delivered to the Lender a Request for Advance at least the requisite time prior to the requested date for the relevant Advance; and each statement or certification made in such Request for Advance shall be true and correct in all material respects on the requested date for such Advance;

          (b) no Event of Default or Default exists or, or by virtue of any requested Advance, shall exist or will occur;

          (c) if requested by the Lender, the Borrower shall have delivered evidence satisfactory in the good faith judgment of the Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Advance;

          (d) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material Adverse Effect;

          (e) each of the representations and warranties contained in this Agreement shall be true and correct in all material respects and shall be deemed to be repeated by the Borrower as if made on the requested date for such Advance;

          (f) the Security Instruments shall be in full force and effect and provide to the Lender the Liens intended thereby;

          (g) to the extent of Borrower's undivided interest therein, the Borrower shall hold full legal title to the Collateral and be the sole beneficial owner thereof, except for Permitted Liens and shall provide confirmation, from the documentation located in its files, acceptable to Lender, including without limitation, opinions of counsel satisfactory to Lender or other acceptable evidence of Borrower having defensible title to the Oil and Gas Properties free and clear of Liens other than Permitted Liens;

          (h) the Lender shall have received reimbursement from the Borrower, or legal counsel for the Lender shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Lender for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Advance, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any of the Security Instruments, for which invoices have been presented as of or prior to the date of the requested Advance; and

          (i) all material matters incident to the consummation of the transactions hereby contemplated shall be satisfactory in the good faith judgment of the Lender.


                                   ARTICLE V
                                   ---------

5    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     To induce the Lender to enter into this Agreement and to make the Advances, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note) that:

     5.1  Due Authorization and Existence.  The execution and delivery by
          -------------------------------
Borrower of this Agreement and the borrowings hereunder; the execution and delivery by Borrower of the Note; the repayment of the Note and interest and fees provided for in the Note and this Agreement; the execution and delivery of the Security Instruments by Borrower and the performance of all obligations of Borrower under the Loan Documents are within the power of Borrower and have been duly authorized by all necessary corporate action of Borrower. The execution and delivery by Guarantor of the Guaranty Agreement and any subordination of Borrower's Obligations to it the loan evidenced hereby, and the performance of its obligations thereunder and under any other Loan Documents are within the power of Guarantor and have been duly authorized by all necessary corporate action of Borrower. The Borrower is a corporation legally existing and in good standing under the laws of the State of Oklahoma and is a corporation duly qualified and in good standing in all states in which it is doing business, except where failure to be qualified will not have a Material Adverse Effect. The Guarantor is a corporation legally existing and in good standing under the laws of the State of Wyoming and is a corporation duly qualified and in good standing in all states in which it is doing business, except where failure to be so qualified will not have a Material Adverse Effect.

     5.2  Consents, Conflicts and Creation of Liens.   The execution and
          -----------------------------------------
delivery by Borrower (and, as the case may be, the Guarantor) of the Loan Documents and the performance (except upon the occurrence of an Event of Default) of the obligations of the Borrower (or Guarantor) thereunder do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law which contravention or conflict would have a Material Adverse Effect, (c) contravene or conflict with any indenture, instrument or other agreement to which Borrower (or Guarantor) is a party or by which any Property of Borrower (or Guarantor) may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of Borrower (or Guarantor) under any such indenture, instrument or other agreement, other than the Loan Documents.

     5.3  Valid and Binding Obligations.  All of the Loan Documents, when duly
          -----------------------------
executed and delivered by Borrower, will be the legal, valid and binding obligations of the Borrower, enforceable against Borrower by the Lender in accordance with their respective terms, except as limited by equitable principals and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time affecting the rights of creditors generally.

     5.4  Title to Assets and Oil and Gas Properties.  Borrower has defensible
          ------------------------------------------
title to each of its Properties and Oil and Gas Properties, free and clear of all Liens (except Permitted Liens) and such defects in title that individually or in the aggregate would have a Material Adverse Effect.

     5.5  Scope and Accuracy of Financial Statements.  The Financial Statements
          ------------------------------------------
of the Borrower dated as of September 30, 1997 present fairly the financial position and results of operations of the Borrower (as presented on a GAAP basis) as at the relevant point in time or for the period indicated. No event or circumstance has occurred since September 30, 1997 which could reasonably be expected to have a Material Adverse Effect.

     5.6  Liabilities, Litigation, and Restrictions.  Other than as disclosed on
          -----------------------------------------
the Financial Statements of the Borrower dated September 30, 1997, the Borrower has no liabilities, direct or contingent, which may materially and adversely affect its business, operations or ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit D attached hereto, no Litigation
                         ----------     ---------
of any nature affecting Borrower is pending before any Tribunal or, to the best knowledge of the Borrower, threatened against or affecting Borrower which might reasonably be expected to result in any material impairment of its ownership of any Collateral or to have a Material Adverse Effect. To the best knowledge of Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the material business or operations of Borrower or the ownership and operation of a material portion of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by Borrower.

     5.7  Authorizations and Consents.  Except as expressly contemplated by this
          ---------------------------
Agreement, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority, Tribunal or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents, or any instrument contemplated hereby or thereby, the repayment by the Borrower of the Note and the interest and fees provided in the Note and this Agreement, or the performance (except in the Event of Default) by the Borrower of the Obligations.

     5.8  Compliance with Laws.  To the best of Borrower's knowledge, the
          --------------------
Borrower and its Property, including, without limitation, the Mortgaged Properties, are in compliance in all material respects with all applicable Requirements of Law, including, without limitation, Environmental Laws, and ERISA, except such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

     5.9  Proper Filing of Tax Returns and Payment of Taxes Due.  The Borrower
          -----------------------------------------------------
has duly and properly filed its United States income tax returns and all other tax returns which are required to be filed by the Borrower and has paid all taxes due except such as are being Contested in Good Faith and as to which adequate provisions and disclosures have been made. The Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with taxes, assessments, or charges not provided for on its books.

     5.10 Environmental Laws.  To the best knowledge and belief of the Borrower,
          ------------------
except as would not have a Material Adverse Effect, or as described on Exhibit D
                                                                       ---------
under the heading "Environmental Matters";
                   ---------------------

          (a) no Property of Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

          (b) no Hazardous Substances have been generated, transported and/or disposed of by Borrower at a site which was, at the time of such generation, transportation and/or disposal, or has since become, a Superfund Site;

          (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, no Release of Hazardous Substances by Borrower or from, affecting or related to any Property of Borrower or adjacent to any Property of Borrower has occurred that has not been reported and/or corrected, settled or remediated; and

          (d)  no Environmental Complaint has been received by the Borrower.

     5.11 Compliance with Federal Reserve Regulations.  Borrower's execution and
          -------------------------------------------
delivery of and the performance of the transactions contemplated by, the Loan Documents will not violate any regulations promulgated by the Board of Governors of the Federal Reserve

System, including, without limitation, Regulations G, U or X, which violation could reasonable be expected to have a Material Adverse Effect.

     5.12   Investment Company Act Compliance.  The Borrower is not, directly or
            ---------------------------------
indirectly, controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, which control or action could reasonably be expected to have a Material Adverse Effect.

     5.13   Public Utility Holding Company Act Compliance.  Borrower is not a
            ---------------------------------------------
"holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.14   Refunds.  Except as described on Exhibit D under the heading,
            -------                          ---------
"Refunds," to Borrower's knowledge no orders of, proceedings pending before, or
 -------
other requirements of, the Federal Energy Regulatory Commission or any Governmental Authority exist which could result in Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Properties.

     5.15   Gas Contracts.  Except as described on Exhibit D under the heading,
            -------------                          ---------
"Gas Contracts," the Borrower is not obligated in any material respect by virtue
--------------
of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Properties at some future date without receiving full payment therefor at the time of delivery, and (b) has not produced gas, in any material amount, subject to, and is not, nor are any of the Mortgaged Properties, subject to balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which Borrower's balancing obligations in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     5.16   No Material Misstatements.  To Borrower's knowledge, no information,
            -------------------------
exhibit, statement or report furnished to the Lender by or at the direction of Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

     5.17   Casualties or Taking of Property.  Except as disclosed on Exhibit D
            --------------------------------                          ---------
under the heading "Casualties," since September 30, 1997, neither the business
                   ----------
nor any Property of Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental

Authority, riot, activities of armed forces or acts of God, which, as a result thereof, could reasonably be expected to have a Material Adverse Effect.

     5.18  Locations of Business, Offices, and Property.  The principal place of
           --------------------------------------------
business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 10.3 or at such other location as the Borrower
                          ------------
may have, by proper written notice hereunder, advised the Lender, provided that
                                                                  --------
such other location of the Borrower is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

     5.19  Security Instruments.  The provisions of each Security Instrument are
           --------------------
effective to create in favor of the Lender, a legal, valid and enforceable Lien, except as limited by equitable principles and applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time affecting the rights of creditors generally, in all right, title and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable Laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title and interest of the Borrower in the Collateral described therein, subject to Permitted Liens.

     5.20  Subsidiaries.  The Borrower has no Subsidiaries as of the Closing
           ------------
Date.

     5.21  Guarantors.  Borrower certifies that the Guaranty Agreement is
           ----------
delivered in consideration of the extension of credit evidenced by this Agreement, and the Note and that all requisite and necessary actions of the Guarantor have been taken to ratify the valid delivery of each Guaranty Agreement and that the Guarantor has read and is familiar with the terms of this Agreement.

     5.22  Assigned Debt.  No default currently exists on that certain
           -------------
$2,500,000.00 loan from MidFirst to Borrower, which is to be assigned to Lender hereunder, and Borrower has no offsets, claims or defenses to its liability thereunder.

                                  ARTICLE VI
                                  ----------

6    AFFIRMATIVE COVENANTS
     ---------------------

     Unless agreed in writing by the Lender to the contrary, so long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower (or Guarantor where applicable) shall:

     6.1  Maintenance and Access to Records.  Keep adequate records of all its
          ---------------------------------
transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make available during Borrower's customary business hours for inspection by the Lender books and records, engineering reports, and other information pertaining to the Collateral and, at the expense of the Borrower, allow the Lender to make copies thereof at the Borrower's premises and take same to Lender's place of business.

     6.2  Quarterly Financial Statements.  Deliver to the Lender, (a) on or
          ------------------------------
before the 45th day after the close of each quarterly period of its fiscal year a copy of the unaudited Financial Statements of Borrower and Guarantor as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period prepared in a manner consistent with GAAP, such Financial Statement to be certified by a Responsible Officer of the Borrower and Guarantor as a fair presentation of the condition of the Borrower and Guarantor, subject to changes resulting from normal year-end adjustments, and (b) concurrent with
(a) above, a Compliance Certificate executed by Borrower's Responsible Officer stating that such Responsible Officer, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in Article VI hereof.
                                                      ----------

     6.3  Annual Financial Statements.  Deliver to the Lender, (a) on or
          ---------------------------
before the 105th day after the close of each fiscal year on a GAAP basis of accounting, a copy of the annual audited Financial Statements of Borrower and annual unaudited Financial Statements of Guarantor, and (b) concurrent with (a) above, a Compliance Certificate executed by Borrower's Responsible Officer stating that such Responsible Officer, after due inquiry, has no knowledge of a Default or Event of Default and containing a computation of, and demonstrating compliance with, each financial covenant set forth in Article VI hereof.
                                                      ----------

     6.4  Reserve Reports.
          ---------------

          (a) Deliver to the Lender no later than May 1, 1998 and each May 1 thereafter during the term of this Agreement, engineering reports prepared by an independent third party engineer approved by Lender (and such other appropriate information acceptable to Lender) covering or pertaining to Borrower's Oil and Gas Properties in form and substance acceptable to Lender setting forth (i) the proven producing and proven non-producing oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties as of each January 1 of each year for which the Reserve Reports are furnished, (ii) the aggregate present value determined on the basis of stated pricing assumptions, of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, and (iii) projections of the annual rate of production, gross income and net income with respect to such proven and producing reserves.

          (b)  The report provided pursuant to this Section 6.4 shall be
                                                    -----------
submitted to the Lender together with additional data as the Lender may reasonably request concerning pricing, quantities of production from the Oil and Gas Properties, purchasers of production and engineering and geological data.
By November 1 of each year, Borrower shall provide Lender with such other reserve information as Lender may reasonably request to complete its semi annual redetermination of the Borrowing Base.

          (c) In conjunction with the Reserve Report, Borrower shall furnish Lender a report on the status of all gas balancing affecting any of the Oil and Gas Properties.

     6.5  Monthly Production Report.  Borrower shall provide monthly reports of
          -------------------------
its oil and gas production activities for said month summarizing barrel and MCF volumes, pricing, lease operating expenses and net cash flow within 45 days of each calendar month.

     6.6  Notices of Certain Events.  Deliver to the Lender, immediately upon a
          -------------------------
Responsible Officer's having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer and setting forth the relevant event or circumstance and the steps being taken by the Borrower with respect to such event or circumstance:

          (a)  any Default or Event of Default;

          (b) any default or event of default under any material contractual obligation of the Borrower, or any material Litigation, affecting Borrower before any Governmental Authority or Tribunal;

          (c) any Litigation involving Borrower as a defendant or in which any Property of the Borrower is subject to a claim (i) in which the amount involved is $250,000.00 (net to the Borrower's interest) or more and which is not covered by insurance, (ii) in which, together with any other outstanding litigation or proceeding (whether or not previously disclosed hereunder), the aggregate amount involved in all such litigation is $250,000.00 (net to Borrower's interest) or more and which is not covered by insurance, or (iii) in which injunctive or similar relief is sought which affects a Property having a fair market value (net to the Borrower's interest therein) of more than $250,000.00 or could reasonably be expected to result in an expenditure by Borrower of more than $250,000.00;

          (d) the receipt by Borrower of any Environmental Complaint or any formal request from any Governmental Authority for information (other than requirements for compliance reports) regarding any Release of Hazardous Substances by Borrower from, affecting or related to any Property of Borrower or adjacent to any Property of the Borrower which Environmental Complaint or request could reasonably be expected to have a Material Adverse Effect;

          (e) any actual, proposed or threatened testing or other investigation by any Governmental Authority concerning the environmental condition of, or relating to, any Property of the Borrower or adjacent to any Property of Borrower following any allegation of a violation of any Environmental Law which testing or investigation could reasonably be expected to have a Material Adverse Effect;

          (f) any Release of Hazardous Substances by Borrower from, affecting or related to any Property of Borrower or adjacent to any Property of Borrower except in accordance with applicable Environmental Law or the terms of a valid permit, license, certificate or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization, which Release, violation, revocation, suspension, forfeiture or failure could reasonably be expected to have a Material Adverse Effect;

          (g) any other event or condition which could reasonably be expected to have a Material Adverse Effect; and

          (h) any lien, mortgage, security interest, tax lien, pledge, conditional sale or title retention arrangement, or any other interest in or encumbrance upon, Property, which is designed to secure the repayment of Indebtedness, whether arising by agreement, under any Law or otherwise.

     6.7  Letters in Lieu of Transfer Orders.  Promptly upon the occurrence of
          ----------------------------------
an Event of Default and the expiration of any applicable period to cure and upon a reasonable request by the Lender but no more often than once every quarter and without limitation on the rights of the Lender in accordance with Sections 2.15
                                                                  -------------
and 2.16, execute such letters in lieu of transfer orders, in addition to the
--------
letters signed by the Borrower and delivered to the Lender in satisfaction of the conditions set forth in Section 4.1(f)(iii), as are necessary or appropriate
                            -------------------
to transfer and deliver to the Lender proceeds from or attributable to any Mortgaged Property; provided, however, that such letters shall only be delivered
                    -----------------
to the addressees thereof in accordance with Section 2.15 of this Agreement.
                                             ------------

     6.8  Division Orders.  Promptly upon request by the Lender at any time and
          ---------------
from time to time following the occurrence of any Event of Default and without limitation on the rights of the Lender in accordance with Sections 2.15 and
                                                          -----------------
2.16, execute such division and/or transfer orders as are necessary or
----
appropriate to transfer and deliver to the Lender proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property; provided,
                                                                       --------
however, that such letters shall only be delivered to the addressees thereof in
-------
accordance with Section 2.15 of this Agreement.
                ------------

     6.9  Additional Information.  Furnish to the Lender, promptly upon the
          ----------------------
reasonable request of the Lender, such additional financial, engineering, production or other information concerning the assets, liabilities, operations and transactions of the Borrower as the Lender may from time to time reasonably request; and notify the Lender not less than ten (10) Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in name or the location of any principal place of business or chief executive office of the Borrower; and upon the reasonable request of the

Lender, the Borrower shall execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

     6.10  Compliance with Laws.  In all material respects, comply with all
           --------------------
applicable Requirements of Law, including, without limitation, (a) the minimum funding requirements of ERISA so as not to give rise to any material liability or Reportable Event thereunder, (b) Environmental Laws (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance or conduct of the operations of the Borrower, including, without limitation, all permits, licenses, registrations, approvals and authorizations, or (iii) applicable to the use, generation, handling, storage, treatment, transport or disposal of any Hazardous Substances, the resulting non-compliance of which could have a Material Adverse Effect; and cause all operators, employees, crew members, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply. Notwithstanding the reasonable efforts of the Borrower to comply with its obligations under this Section 6.10, should any non-compliance with any
                       ------------
Requirement of Law cause or could reasonably be expected to cause a Material Adverse Effect, the Lender shall be notified of such event pursuant to Section
                                                                       -------
6.6 and the Lender shall be entitled to exercise its rights and remedies
---
pursuant to Sections 9.1 and 9.2.
            --------------------

     6.11 Payment of Assessments and Charges.  Pay all taxes, assessments,
          ----------------------------------
governmental charges, rent and other Indebtedness which, if unpaid, might become a Lien, other than a Permitted Lien, against the Property of the Borrower, except any of the foregoing being Contested in Good Faith.

     6.12 Hazardous Substances Indemnification.  Indemnify and hold the Lender
          ------------------------------------
harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under or from any Property of the Borrower, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Property of the Borrower, whether prior to or during the term hereof, and whether by the Borrower, or any predecessor in title, employee, agent, contractor or subcontractor of the Borrower, or any other Person at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such Property, (c) any residual contamination on or under any Property of the Borrower, or (d) any contamination of any Property or natural resources of the Borrower arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances by the Borrower, or any employee, agent, contractor or subcontractor of the Borrower, while such Persons are acting within the scope of their relationship with the Borrower, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law, including, without limitation, any of the foregoing arising from negligence, whether sole or concurrent, on the part of the Lender; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement, unless all such Obligations have been satisfied wholly in cash from the Borrower and not by way of realization against any Collateral or the conveyance of any Property in lieu thereof, provided that such
                                                              --------
indemnity shall not extend to any of the foregoing resulting from the Lender's gross negligence or willful conduct or any act or omission by the Lender with respect to any Property subsequent to the Lender becoming the owner of such Property and with respect to which Property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto by the Lender.

     6.13  Further Assurances.  Promptly cure any defects in the execution and
           ------------------
delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge and deliver such other assurances and instruments as shall, in the good faith and reasonable opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

     6.14  Initial Fees and Expenses of Lender and/or Legal Counsel to Lender.
           ------------------------------------------------------------------
Promptly reimburse the Lender for all reasonable and customary out-of-pocket expenses of the Lender in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein and the consummation of the transactions contemplated in this Agreement (including, without limitation, all recording and filing fees and including legal fees).

     6.15  Subsequent Fees and Expenses.  The Borrower shall promptly reimburse
           ----------------------------
the Lender (after the Borrower's receipt of the Lender's request for reimbursement) for all amounts reasonably expended, advanced or incurred by the Lender, together with interest thereon as provided in this Section 6.15 (i) to
                                                           ------------
satisfy any of the Obligations, (ii) to protect or enforce the Lender's rights under any of the Loan Documents, or (iii) to protect the Collateral or business of the Borrower; provided, however, if an uncured Event of Default does not
                 -----------------
exist, the Lender must obtain the Borrower's contemporaneous written consent prior to making any such expenditure or Advance, or incurring such reimbursable amount. The amount so reimbursable pursuant to this Section 6.15 shall bear
                                                     ------------
interest at the per annum interest rate equal to the Base Rate, calculated on a basis of a calendar year of 360 days, but counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced or incurred by the Lender until the date that it is repaid to the Lender, with the obligations under this Section 6.15 surviving the non-
                                            ------------
assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian or liquidator of Borrower appointed in any such case.

     6.16  Maintenance and Inspection of Tangible Properties. Maintain all of
           -------------------------------------------------
its material tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof all as may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times and operate, if operated by Borrower, such Properties in a good and workmanlike manner; and permit any authorized representative or representatives of the Lender to visit and inspect any tangible Property of the Borrower.

     6.17  Maintenance of Insurance and Evidence Thereof. Continue to maintain
           ---------------------------------------------
or continue to be maintained, insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies as is customary for companies of comparable size engaged in the same or similar business, and, on the Closing Date or upon any renewal of any such insurance and at other times upon the reasonable request by the Lender, furnish to the Lender evidence, satisfactory in the good faith judgment of the Lender of the maintenance of such insurance.

     6.18  Payment of Note and Performance of Obligations.  Pay the Note
           ----------------------------------------------
according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act as required in the Loan Documents and discharge all other Obligations.

     6.19  Operation of Oil and Gas Properties.  Develop, maintain and operate,
           -----------------------------------
if Borrower is designated as operator thereof, the Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

     6.20  Depository Accounts.  Maintain a depository account with Lender.
           -------------------

     6.21  Existing Business. Maintain its line of business as engaged in as of
           -----------------
the Closing Date unless otherwise consented to by Lender in writing.

     6.22  MidFirst Obligation.  Pay all Indebtedness from Borrower to MidFirst
           -------------------
and comply with all terms, covenants and conditions of that certain loan from MidFirst to Borrower dated of even date herewith.

     6.23  Cash Settlement.  Apply the proceeds of any cash settlements for gas
           ---------------
balancing to the Loan Balance.

     6.24  MidFirst Debt.  Apply any proceeds resulting from an infusion of
           -------------
equity into Borrower in excess of the MidFirst Debt, up to the amount of $5,000,000.00, against the Loan Balance.

     6.25  Equity Offering.  Obtain an infusion of equity capital of not less
           ---------------
than $12,000,000.00 into Borrower on or before June 1, 1998.

     6.26  Satisfaction of MidFirst Debt. Borrower and Guarantor agree that upon
           -----------------------------
satisfaction of the MidFirst Debt and until the terms of Section 3.6 hereunder have been satisfied, all terms, covenants and conditions set forth in that certain Credit Agreement between MidFirst, Borrower and Guarantor shall apply with equal force herein as if fully set forth herein, and said Credit Agreement is incorporated herein by reference..

                                  ARTICLE VII
                                  -----------

7    FINANCIAL COVENANTS
     -------------------

     Unless agreed in writing by the Lender to the contrary, so long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower shall:

     7.1  Current Ratio.  Maintain a "Minimum Adjusted Current Ratio" of at
          -------------
least 1.00 to 1.00. For the purposes hereof, "Minimum Adjusted Current Ratio" shall mean Current Assets plus (or minus as the case may be) any unused availability under the facility divided by Current Liabilities exclusive of the Loan Balance and the outstanding principal balance of Borrower's Indebtedness with MidFirst.

     7.2  Debt Service Coverage Ratio.  Beginning with the earlier of the first
          ---------------------------
full calendar quarter end following the repayment of the MidFirst Debt or the calendar quarter ending March 31, 1999, Borrower will maintain a minimum "Debt Service Coverage Ratio" of not less than 1.20 to 1.00. For purposes of this covenant, "Debt Service Coverage Ratio" is defined as the quotient of (i) the quarterly sum of Net Income less dividends, plus depletion, depreciation, amortization and interest expense and (ii) the quarterly sum of principal payments due on the Obligations, plus interest expense for the quarter then ended (less any suspended interest payments on the Subordinated Notes), plus any other current maturities of long term debt, exclusive of the MidFirst Debt.

     7.3  Tangible Net Worth.  Maintain as of the end of each calender quarter
          ------------------
a Tangible Net Worth of, at least, $1,700,000.00.


                                 ARTICLE VIII
                                 ------------

8    NEGATIVE COVENANTS
     ------------------

     Unless agreed in writing by the Lender to the contrary, so long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower shall not:

     8.1  Indebtedness.  Create, incur, assume or suffer to exist any
          ------------
Indebtedness that exceed, in the aggregate, the sum of $100,000.00, whether by way of loan or otherwise; provided however, the foregoing restriction shall not
                          ----------------
apply to (a) the Obligations; r (b) unsecured current accounts payable incurred in the ordinary course of business; or (c) the MidFirst Debt.

     8.2  Contingent Obligations.  Create, incur, assume or suffer to exist any
          ----------------------
Contingent Obligation on or after the Closing Date.

     8.3  Liens.  Create, incur, assume or suffer to exist any Lien on any of
          -----
its Oil and Gas Properties or any other Property of the Borrower, whether now owned or hereafter acquired without the written consent of Lender; provided
                                                                   --------
however, the foregoing restrictions shall not apply to Permitted Liens.
-------

     8.4  Sales of Assets.  Sell, transfer or otherwise dispose of in any one
          ---------------
fiscal year, in one or any series of transactions, a Substantial Portion (hereinafter defined) of its assets, whether now owned or hereafter acquired. For the purposes of this Agreement, a "Substantial Portion" of assets shall mean
                                       -------------------
any asset or assets whose value, individually or in the aggregate, exceed $250,000.00. Lender reserves the right to require that any or all proceeds of any such sales be used to repay principal amounts outstanding under the Note.

     8.5  Loans or Advances.  Make or agree to make or allow to remain
          -----------------
outstanding any loans or Advances to any Person, including Affiliates; provided
                                                                       ---------
however, the foregoing restrictions shall not apply to Advances or extensions of
-------
credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable and indebtedness currently existing and set forth in Borrower's Financial Statement.

     8.6  Merger and Consolidation.  Borrower will not nor shall it permit any
          ------------------------
of its Subsidiaries to (i) merge or consolidate with any Person, or permit any such merger or consolidation with Borrower; (ii) form, acquire, or become a shareholder, partner or joint venturer in any corporation, partnership, joint venture or business entity, (iii) discontinue business; (iv) make any material change in the nature of a manner in which it conducts its business; (v) form any Plan which is subject to Title IV of ERISA; or (vi) liquidate, wind up, or dissolve.

     8.7  Dividends and Distributions.  Declare, pay or make, whether in cash or
          ---------------------------
Property, or set aside or apply any money or assets to pay or make any distribution on, or purchase, redeem, retire or otherwise acquire for value, any shares of stock without the prior written consent of Lender.

     8.8  Cancellation of Insurance.  Allow any insurance policy required to be
          -------------------------
carried hereunder to be terminated or lapse or expire without provision for adequate renewal or comparable substitution.

     8.9  Changes in Structure.  Enter into any transaction of consolidation,
          --------------------
merger or amalgamation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) nor shall it discontinue or materially change the nature and scope of its business.

     8.10 Transactions with Affiliates.  Directly or indirectly, enter into any
          ----------------------------
purchase, sale, lease or exchange of Property or any contract for the rendering of goods or services with any Affiliate or any of them, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

     8.11  Organization or Acquisition of Subsidiaries.  Organize or acquire any
           -------------------------------------------
Subsidiary in addition to those existing as of the Closing Date, if any such organization or acquisition would have a Material Adverse Effect.

     8.12  Change in Management.  Allow any material change in the senior
           --------------------
management, ownership form or composition, line of business, or asset composition of Borrower without the prior written consent of the Lender.

     8.13  Limitation on Hedging Activities.  Engaged in any speculative
           --------------------------------
trading activities, which such activities shall include hydrocarbon price swap agreements, and other hedging transactions.

     8.14  Sale/Leaseback Transactions.  Make or permit the occurrence of any
           ---------------------------
sale, transfer or disposition of any Property (now owned by Borrower) followed by the leasing of such Property or any portion thereof.

     8.15  MidFirst Debt.  Make or remit any payment of principal on the
           -------------
MidFirst Debt, without the prior written consent of Lender, so long as the Loan Balance hereunder remains unpaid. However, this prohibition shall not apply to a principal reduction resulting from an anticipated, equity infusion. Further, except for extensions of the Maturity Date, Borrower shall not alter, amend, modify or otherwise change the terms of the MidFirst Debt without Lender's prior written consent.

                                  ARTICLE IX
                                  ----------

9    EVENTS OF DEFAULT
     -----------------

     9.1  Enumeration of Events of Default.  Any of the following events shall
          --------------------------------
constitute an Event of Default as that term is used herein:

          (a) there shall not have been paid within ten (10) days from when due any installment of principal or interest under this Agreement, the Note or any fees provided for herein;

          (b) an Event of Default as defined in any Loan Document shall have occurred;

          (c) default shall be made by Borrower in the due observance or performance of any of its obligations, covenants or agreements contained in any of the Loan Documents and such default could be expected to have a Material Adverse Effect;

          (d) any representation or warranty made by Borrower in any of the Loan Documents, including, without limitation, in a Request for Advance, proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified and such misrepresentation or breach of warranty could reasonably be expected to have a Material Adverse Effect;

          (e) default pursuant to the terms of Borrower's loan with MidFirst or any loan document discussed therein;

          (f) default shall be made by Borrower or any Guarantor (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note or other evidence of indebtedness or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied in excess of the period of grace, if any, with respect thereto and such default is not being Contested in Good Faith by the Borrower and would have a Material Adverse Effect. For the purposes hereof, the occurrence of a "Default" or "Event of Default" under that certain Credit Agreement between Borrower as MidFirst and in the Promissory Note and any other "Loan Document" executed in conjunction therewith shall constitute a Default hereunder and be considered to create a Material Adverse Effect;

          (g) Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article IV, unless the failure to so satisfy would not
                          ----------
have a Material Adverse Effect, the satisfaction or curing of which is precedent to the right of the Borrower to receive an Advance hereunder, and such inability shall continue for a period in excess of thirty (30) days;

          (h) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding concerning Borrower or any Guarantor, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding, or (vi) become insolvent.

          (i) an order, judgment or decree shall be entered against Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within sixty (60) days after the issuance and entry thereof;

          (j) the levy against any significant portion of the Property of Borrower, or any execution, garnishment, attachment, sequestration or other writ or similar proceeding which is not permanently dismissed or discharged within sixty (60) days after the levy and which could reasonably be expected to have a Material Adverse Effect;

          (k) the entry of a judgment, order or decree (and the execution of a settlement) which, together with other such outstanding judgments, orders or decrees (and settlements) against the Borrower or its Subsidiaries (after allowance for insurance coverage) exceeds $250,000.00 (net to Borrower's interest), and (x) within thirty (30) days after entry thereof such judgment, order or decree shall not have been dismissed or execution thereof stayed pending appeal or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been dismissed, or (y) any enforcement proceeding shall have been commenced by any creditor upon such judgment.

          (l) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. (S) 1961 et
                                                                             --
seq.), the result of which could be the forfeiture or transfer of a substantial
---
portion of Borrower's assets subject to a Lien in favor of the Lender without
(i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien, or (iii) the Borrower paying to the Lender the amount of the resultant decrease in the Effective Borrowing Base, as a result thereof;

          (m) Borrower shall have (i) concealed, removed or diverted, or permitted to be concealed, removed or diverted, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them; (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid with the intent to hinder, delay or defraud its creditors or any of them; or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof;

          (n) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby and such occurrence would have a Material Adverse Effect;

          (o) the good faith determination by the Lender that a Material Adverse Effect has occurred or will occur or that the value of the Collateral has, or will be, materially decreased;

          (p) the failure of Borrower to maintain all licenses, permits, orders, authorizations and approvals of any Governmental Authority which are required in the conduct of Borrower's business;

          (q) the cancellation or alteration of any material license of Borrower; or

          (r) any Material Adverse Change in any Guarantor's financial condition.

     9.2  Remedies.
          --------

          (a)  Upon the occurrence of an Event of Default specified in Sections
                                                                       --------
9.1(a), (d), (g), or (h) immediately and without notice, (i) all Obligations
------------------------
shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing, and in such event, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits of the Borrower (general or special, time or demand, provisional or final) held by the Lender, except to the extent any such deposits contain funds of persons other than Borrower, the Guarantor, or Borrower's subsidiaries and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations.

          (b) Upon the occurrence of any Event of Default other than those specified in Sections 9.1(a), (d), (g), or (h), Borrower shall have thirty (30)
             ---------------------------------
days after receiving written notification of the Event of Default to cure such Default but, during such cure period, the Lender will not, as a result of such Default, accelerate the Note or exercise any of its rights pursuant to the Loan Documents, and notwithstanding Section 9.1, such Default will not constitute an
                               -----------
Event of Default, unless such Default is not remedied to the reasonable satisfaction of Lender within thirty (30) days after Borrower's receipt of such written notification. In the event Borrower shall fail to effectuate such a cure, Lender may declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower, and the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing, and in such event, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits containing funds of the Borrower (general or special, time or demand, provisional or final) held by the Lender, and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (c) Subject to the provisions of this Agreement, upon the occurrence of any Event of Default the Lender may, in addition to the foregoing, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                   ARTICLE X
                                   ---------

10   MISCELLANEOUS
     -------------

     10.1  Transfers and Participations.  The Lender may, at any time, sell,
           ----------------------------
transfer, assign or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and each prospective Transferee all documents and information relating to such obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable. The Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee. The Lender agrees that each such Transferee shall assume all of the obligations of the Lender pursuant to the Loan Documents.

     10.2  Survival of Representations, Warranties and Covenants. All
           -----------------------------------------------------
representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

     10.3  Notices and Other Communications.  Except as to verbal notices
           --------------------------------
expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by telegraph or telecopy). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telecopy notice, when receipt thereof is acknowledged orally, addressed as follows:

           (a) if to the Lender, to:

                  BANK ONE, OKLAHOMA, N.A.
                  100 N. Broadway
                  Oklahoma City, Oklahoma 73102
                  Attention: John K. Slay, Jr., Sr. Vice President Facsimile Number: 405/231-6661

          (b) if to the Borrower, to:

               INDIAN OIL COMPANY
               9400 North Broadway, Suite 800
               Oklahoma City, Oklahoma 73114
               Attention: Roger D. Graham
               Facsimile Number: 405/475-7777

     Any party may, by proper written notice hereunder to the other, change the individuals or addresses to which such notices to it shall thereafter be sent.

     10.4  Parties in Interest.  Subject to applicable restrictions contained
           -------------------
herein, all covenants and agreements herein contained by or on behalf of the Borrower or the Lender shall be binding upon and inure to the benefit of the Borrower or the Lender, as the case may be, and their respective heirs, legal representatives, successors and assigns.

     10.5  Rights of Third Parties. All provisions herein are imposed solely and
           -----------------------
exclusively for the benefit of the Lender and the Borrower. No other Person shall have any right, benefit, priority or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

     10.6  Articles and Sections. This Agreement, for convenience only, has been
           ---------------------
divided into Articles and Sections and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

     10.7  Number and Gender.  Whenever the context requires, reference herein
           -----------------
made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

     10.8  Renewals and Extensions. All provisions of this Agreement relating to
           -----------------------
the Note shall apply with equal force and effect to each promissory note hereafter executed or issued which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

     10.9   No Waiver: Rights Cumulative. No course of dealing on the part of
            ----------------------------
the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. No Advance hereunder shall constitute a waiver of any of the covenants, warranties or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty or condition, no such Advance shall have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default if same constitutes an Event of Default under the terms of this Agreement as hereinabove provided.

     10.10  Incorporation of Exhibits. The Exhibits attached to this Agreement
            -------------------------
are incorporated herein and shall be considered a part of this Agreement for all purposes.

     10.11  Survival Upon Unenforceability.  In the event any one or more of the
            ------------------------------
provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

     10.12  Amendments or Modifications. Neither this Agreement nor any
            ---------------------------
provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     10.13  Controlling Provision Upon Conflict.  In the event of a conflict
            -----------------------------------
between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

     10.14  Time, Place and Method of Payments. All payments required pursuant
            ----------------------------------
to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds; shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m. Central Standard or Daylight Savings Time, as the case may be, on any Business Day; and shall be made at the Principal Office of the Lender. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     10.15  Time of Essence. Time is of the essence of this Agreement and of
            ---------------
each provision hereof.

      10.16 Disposition of Collateral.  Notwithstanding any term or provision,
            -------------------------
express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided however, that in no event shall the Lender
                          ----------------
violate applicable Law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

      10.17 GOVERNING LAW.  THIS AGREEMENT, THE NOTE, THE GUARANTY AGREEMENT AND
            -------------
THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN) SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA.

      10.18 Jurisdiction and Venue.  All actions or proceedings with respect to,
            ----------------------
arising directly or indirectly in connection with, out of, related to or from this Agreement or any other Loan Document may be litigated, at the sole discretion and election of the Lender, in courts having situs in Tulsa, Tulsa County, Oklahoma. The Borrower hereby submits to the jurisdiction of any local, state or federal court located in Oklahoma City, Oklahoma County, Oklahoma and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Lender in accordance with this section.

      10.19 Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
among the parties hereto with respect to the parties hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject hereof. Furthermore, in this regard, this written Agreement and the other Loan Documents represent, collectively, the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.



                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                              BORROWER:

                              INDIAN OIL COMPANY,
                              an Oklahoma corporation

                              _____________________________________________
                              By: Roger D. Graham
                              Title: President


                              LENDER:

                              BANK ONE, OKLAHOMA, N.A.

                              _____________________________________________
                              By: John K. Slay, Jr.
                              Title: Sr. Vice President

                             JOINDER OF GUARANTOR
                             --------------------

     The undersigned Guarantor hereby certifies that the Guaranty Agreement has been delivered in consideration of the extension of credit to the Borrower evidenced by this Agreement and warrants and represents that it is familiar with and has read this Agreement and is bound by all applicable provisions contained therein.

                              GUARANTOR:

                              CIBOLA CORPORATION


                              _____________________________________________
                              By: Michael C. Black
                              Title: President